Western Alliance Bancorporation
One East Washington Street
Phoenix, AZ 85004
www.westernalliancebancorporation.com

PHOENIX--(BUSINESS WIRE)--October 19, 2023
THIRD QUARTER 2023 FINANCIAL RESULTS

Quarter Highlights:

Net income	Earnings per share	PPNR[1]	Net interest margin	Adjusted efficiency ratio[1]	Book value per common share
$216.6 million	$1.97	$290.0 million	3.67%	50.0%	$49.78
					$43.66[1], excluding goodwill and intangibles

CEO COMMENTARY:
“Western Alliance continued to execute its balance sheet repositioning strategy and produced strengthening profitability in the third quarter, highlighted by net interest income growth and net interest margin expansion, while maintaining stable asset quality. Deposit momentum continued to improve liquidity levels and demonstrates the vibrancy of the franchise,” said Kenneth A. Vecchione, President and Chief Executive Officer. “Quarterly deposit growth of $3.2 billion lowered our HFI loan-to-deposit ratio to 91%, with total insured and collateralized deposits representing 82% of deposits and available liquidity coverage of 293% of uninsured deposits. We achieved net income of $216.6 million and earnings per share of $1.97 for the third quarter 2023, which resulted in a return on tangible common equity[1] of 17.3%. Tangible book value per share[1] climbed 1.3% quarterly to $43.66, or 17.5% year-over-year, with a CET1 ratio of 10.6%."

LINKED-QUARTER BASIS	YEAR-OVER-YEAR

FINANCIAL HIGHLIGHTS:
▪Net income of $216.6 million and earnings per share of $1.97, compared to $215.7 million and $1.96, respectively
▪Net revenue of $716.2 million, an increase of 7.0%, or $46.9 million, compared to an increase in non-interest expenses of 10.0%, or $38.8 million
▪Pre-provision net revenue1 of $290.0 million, up $8.1 million from $281.9 million
▪Effective tax rate of 22.1%, compared to 17.1%
▪Net income of $216.6 million and earnings per share of $1.97, down 18.0% and 18.6%, from $264.0 million and $2.42, respectively
▪Net revenue of $716.2 million, an increase of 7.9%, or $52.3 million, compared to an increase in non-interest expenses of 39.4%, or $120.4 million
▪Pre-provision net revenue1 of $290.0 million, down $68.1 million from $358.1 million
▪Effective tax rate of 22.1%, compared to 19.9%

FINANCIAL POSITION RESULTS:
▪HFI loans of $49.4 billion, up $1.6 billion, or 3.3%, primarily due to $1.3 billion that was transferred from HFS
▪Total deposits of $54.3 billion, up $3.2 billion, or 6.4%
▪Stockholders' equity of $5.7 billion, up $61 million
▪Decrease in HFI loans of $2.8 billion, or 5.3%
▪Decrease in total deposits of $1.3 billion, or 2.3%
▪Increase in stockholders' equity of $725 million

LOANS AND ASSET QUALITY:
▪Nonperforming assets (nonaccrual loans and repossessed assets) to total assets of 0.35%, compared to 0.39%
▪Annualized net loan charge-offs to average loans outstanding of 0.07%, compared to 0.06%
▪Nonperforming assets to total assets of 0.35%, compared to 0.15%
▪Annualized net loan charge-offs (recoveries) to average loans outstanding of 0.07%, compared to (0.02)%

KEY PERFORMANCE METRICS:
▪Net interest margin of 3.67% increased from 3.42%
▪Return on average assets and on tangible common equity1 of 1.24% and 17.3%, compared to 1.23% and 18.2%, respectively
▪Tangible common equity ratio1 of 6.8%, compared to 7.0%
▪CET 1 ratio of 10.6% increased from 10.1%
▪Tangible book value per share1, net of tax, of $43.66, an increase of 1.3% from $43.09
▪Adjusted efficiency ratio1 of 50.0%, compared to 50.5%
▪Net interest margin of 3.67% decreased from 3.78%
▪Return on average assets and on tangible common equity1 of 1.24% and 17.3%, compared to 1.53% and 24.9%, respectively
▪Tangible common equity ratio1 of 6.8% increased from 5.9%
▪CET 1 ratio of 10.6% increased from 8.7%
▪Tangible book value per share1, net of tax, of $43.66, an increase of 17.5% from $37.16
▪Adjusted efficiency ratio1 of 50.0%, compared to 40.5%

1     See reconciliation of Non-GAAP Financial Measures starting on page 19.

Income Statement
Net interest income totaled $587.0 million in the third quarter 2023, an increase of $36.7 million, or 6.7%, from $550.3 million in the second quarter 2023, and a decrease of $15.1 million, or 2.5%, compared to the third quarter 2022. The increase in net interest income from the second quarter 2023 is due to a decrease in average short-term borrowings, combined with higher yields on HFI loans and was partially offset by an increase in deposit balances and rates. The decrease in net interest income from the third quarter 2022 was driven by an increase in both the balances and rates of borrowings and deposits, partially offset by higher yields on HFI loans.
The Company recorded a provision for credit losses of $12.1 million in the third quarter 2023, a decrease of $9.7 million from $21.8 million in the second quarter 2023, and a decrease of $16.4 million from $28.5 million in the third quarter 2022. The decrease in provision for credit losses during the third quarter 2023 is primarily due to modest improvement in economic forecasts and stable asset quality.
The Company’s net interest margin in the third quarter 2023 was 3.67%, an increase from 3.42% in the second quarter 2023, and a decrease from 3.78% in the third quarter 2022. A decrease in short-term borrowings and higher yields on HFI loans drove an increase in net interest margin from the second quarter 2023, with higher rates on short-term borrowings and on deposits partially offsetting this increase. The decrease in net interest margin from the third quarter 2022 was driven by higher average balances and rates on deposits and short-term borrowings.
Non-interest income was $129.2 million for the third quarter 2023, compared to $119.0 million for the second quarter 2023, and $61.8 million for the third quarter 2022. The $10.2 million increase in non-interest income for the second quarter 2023 was due to a $0.1 million gain on sale of securities in the third quarter compared to a loss of $13.6 million in the second quarter, combined with an increase in fair value gain adjustments of $5.1 million and a $3.1 million increase in net loan servicing revenue due to higher servicing income and MSR fair value changes. These increases were offset by a $10.3 million decrease in net gain on loan origination and sale activities from lower spreads and volume. The $67.4 million increase in non-interest income from the third quarter 2022 was driven by a higher net gain on loan origination and sale activities, fair value gain adjustments, and service charges and fees.

Net revenue totaled $716.2 million for the third quarter 2023, an increase of $46.9 million or 7.0%, compared to $669.3 million for the second quarter 2023, and an increase of $52.3 million or 7.9%, compared to $663.9 million for the third quarter 2022.
Non-interest expense was $426.2 million for the third quarter 2023, compared to $387.4 million for the second quarter 2023, and $305.8 million for the third quarter 2022. The Company’s adjusted efficiency ratio1 was 50.0% for the third quarter 2023, compared to 50.5% in the second quarter 2023, and 40.5% for the third quarter 2022. The increase in non-interest expense from the second quarter 2023 is due primarily to increased deposit costs. The increase in non-interest expense from the third quarter 2022 is primarily attributable to an increase in deposit and insurance costs.
Income tax expense was $61.3 million for the third quarter 2023, compared to $44.4 million for the second quarter 2023, and $65.6 million for the third quarter 2022. The increase in income tax expense from the second quarter 2023 is primarily due to discrete nondeductible items.
Net income was $216.6 million for the third quarter 2023, an increase of $0.9 million from $215.7 million for the second quarter 2023, and a decrease of $47.4 million from $264.0 million for the third quarter 2022. Earnings per share totaled $1.97 for the third quarter 2023, compared to $1.96 for the second quarter 2023, and $2.42 for the third quarter 2022.
The Company views its pre-provision net revenue1 ("PPNR") as a key metric for assessing the Company’s earnings power, which it defines as net revenue less non-interest expense. For the third quarter 2023, the Company’s PPNR1 was $290.0 million, up $8.1 million from $281.9 million in the second quarter 2023, and down $68.1 million from $358.1 million in the third quarter 2022.
The Company had 3,272 full-time equivalent employees and 56 offices at September 30, 2023, compared to 3,336 employees and 56 offices at June 30, 2023, and 3,368 employees and 60 offices at September 30, 2022.

1    See reconciliation of Non-GAAP Financial Measures starting on page 19.

Balance Sheet
HFI loans, net of deferred fees totaled $49.4 billion at September 30, 2023, compared to $47.9 billion at June 30, 2023, and $52.2 billion at September 30, 2022. The increase in HFI loans of $1.6 billion from the prior quarter was primarily related to loan transfers from HFS to HFI totaling $1.3 billion, which drove an increase of $1.7 billion in commercial and industrial loans and $241 million in construction and land development loans. The decrease in HFI loans of $2.8 billion from September 30, 2022 was driven by a $4.0 billion decrease in commercial and industrial loans, resulting from the transfer of a significant portion of HFI loans to HFS in the first quarter 2023 as part of the Company's balance sheet repositioning strategy. This decrease was partially offset by increases in CRE non-owner occupied and construction and land development loans of $1.1 billion and $1.0 billion, respectively. HFS loans totaled $1.8 billion at September 30, 2023, compared to $3.2 billion at June 30, 2023, and $2.2 billion at September 30, 2022. The balance of HFS loans at September 30, 2023 primarily consisted of AmeriHome HFS loans, consistent with the balance at December 31, 2022 and prior periods. The decrease of $1.4 billion in HFS loans from the prior quarter is primarily related to transfer of loans to HFI. The decrease of $438 million in HFS loans from September 30, 2022 primarily relates to a decrease in AmeriHome HFS loans.
The Company's allowance for credit losses on HFI loans consists of an allowance for funded HFI loans and an allowance for unfunded loan commitments. At September 30, 2023, the allowance for loan losses to funded HFI loans ratio was 0.66%, compared to 0.67% at June 30, 2023, and 0.58% at September 30, 2022. The allowance for credit losses, which includes the allowance for unfunded loan commitments, to funded HFI loans ratio was 0.74% at September 30, 2023, compared to 0.76% at June 30, 2023, and 0.68% at September 30, 2022. The Company is a party to credit linked note transactions, which effectively transfer a portion of the risk of losses on reference pools of loans to the purchasers of the notes. The Company is protected from first credit losses on reference pools of loans totaling $9.3 billion, $9.4 billion, and $10.8 billion as of September 30, 2023, June 30, 2023, and September 30, 2022, respectively, under these transactions. However, as these note transactions are considered to be free standing credit enhancements, the allowance for credit losses cannot be reduced by the expected credit losses that may be mitigated by these notes. Accordingly, the allowance for loan and credit losses ratios include an allowance of $17.4 million as of September 30, 2023, $21.4 million as of June 30, 2023, and $18.5 million as of September 30, 2022, related to these pools of loans. The allowance for credit losses to funded HFI loans ratio, adjusted to reduce the HFI loan balance by the amount of loans in covered reference pools, was 0.91% at September 30, 2023, 0.94% at June 30, 2023, and 0.86% at September 30, 2022.
Deposits totaled $54.3 billion at September 30, 2023, an increase of $3.2 billion from $51.0 billion at June 30, 2023, and a decrease of $1.3 billion from $55.6 billion at September 30, 2022. By deposit type, the increase from the prior quarter is attributable to increases of $1.6 billion from savings and money market accounts, $1.3 billion from non-interest bearing demand deposits, $204 million from certificates of deposits, and $197 million from interest-bearing demand deposits. From September 30, 2022, non-interest bearing demand deposits and savings and money market accounts decreased $6.9 billion and $4.5 billion, respectively. These decreases were partially offset by increases in certificates of deposit and interest-bearing demand deposits of $5.7 billion and $4.5 billion, respectively. Non-interest bearing deposits were $18.0 billion at September 30, 2023, compared to $16.7 billion at June 30, 2023, and $24.9 billion at September 30, 2022.
The table below shows the Company's deposit types as a percentage of total deposits:

	Sep 30, 2023	Jun 30, 2023	Sep 30, 2022
Non-interest bearing	33.1%	32.8%	44.8%
Savings and money market	27.0	25.6	34.6
Interest-bearing demand	23.7	24.8	15.0
Certificates of deposit	16.2	16.8	5.6
The Company’s ratio of HFI loans to deposits was 91.1% at September 30, 2023, compared to 93.8% at June 30, 2023, and 93.9% at September 30, 2022.
Borrowings were $8.7 billion at September 30, 2023, $9.6 billion at June 30, 2023, and $6.3 billion at September 30, 2022. Borrowings decreased from June 30, 2023 due primarily to a decrease in short-term borrowings of $817 million. The increase in borrowings from September 30, 2022 is due to an increase in short-term borrowings of $2.9 billion, partially offset by payoffs of credit linked notes in the first half of 2023.
Qualifying debt totaled $890 million at September 30, 2023, compared to $888 million at June 30, 2023, and $889 million at September 30, 2022.
Stockholders’ equity was $5.7 billion at September 30, 2023, compared to $5.7 billion at June 30, 2023 and $5.0 billion at September 30, 2022. The slight increase in stockholders’ equity from the prior quarter was due to net income, partially offset by dividends to shareholders and unrealized fair value losses of $121 million on the Company's available-for-sale securities, which are recorded in other comprehensive loss, net of tax. Cash dividends of $39.4 million ($0.36 per common share) and $3.2 million ($0.27 per depository share) were paid to shareholders during the third quarter 2023. The increase in stockholders' equity from September 30, 2022 is primarily a function of net income, partially offset by dividends to shareholders.
At September 30, 2023, tangible common equity, net of tax1, was 6.8% of tangible assets1 and total capital was 13.5% of risk-weighted assets. The Company’s tangible book value per share1 was $43.66 at September 30, 2023, an increase of 1.3% from $43.09 at June 30, 2023, and up 17.5% from $37.16 at September 30, 2022. The increase in tangible book value per share from June 30, 2023 is attributable to net income.
Total assets increased 4.0% to $70.9 billion at September 30, 2023, from $68.2 billion at June 30, 2023, and increased 2.5% from $69.2 billion at September 30, 2022. The increase in total assets from June 30, 2023 was driven by an increase in HFI loans, cash, and investments, partially offset by a decrease in HFS loans. The increase in total assets from September 30, 2022 was driven by an increase in investments and cash, partially offset by a decrease in HFI and HFS loans.
1     See reconciliation of Non-GAAP Financial Measures starting on page 19.

Asset Quality
Provision for credit losses totaled $12.1 million for the third quarter 2023, compared to $21.8 million for the second quarter 2023, and $28.5 million for the third quarter 2022. Net loan charge-offs (recoveries) in the third quarter 2023 were $8.0 million, or 0.07% of average loans (annualized), compared to $7.4 million, or 0.06%, in the second quarter 2023, and $(1.9) million, or (0.02)%, in the third quarter 2022.
Nonaccrual loans decreased $19 million to $237 million during the quarter and increased $147 million from September 30, 2022. Loans past due 90 days and still accruing interest were zero at each of the periods ended September 30, 2023, June 30, 2023, and September 30, 2022 (excluding government guaranteed loans of $439 million, $481 million, and $644 million, respectively). Loans past due 30-89 days and still accruing interest totaled $189 million at September 30, 2023, an increase from $121 million at June 30, 2023, and an increase from $56 million at September 30, 2022 (excluding government guaranteed loans of $261 million, $289 million, and $245 million, respectively).
Repossessed assets totaled $8 million at September 30, 2023, a $3 million decrease from $11 million at June 30, 2023 and September 30, 2022. Classified assets totaled $639 million at September 30, 2023, an increase of $35 million from $604 million at June 30, 2023, and an increase of $254 million from $385 million at September 30, 2022.
The ratio of classified assets to Tier 1 capital plus the allowance for credit losses, a common regulatory measure of asset quality, was 10.2% at September 30, 2023, compared to 10.0% at June 30, 2023, and 7.0% at September 30, 2022.

1     See reconciliation of Non-GAAP Financial Measures starting on page 19.

Segment Highlights
The Company's reportable segments are aggregated with a focus on products and services offered and consist of three reportable segments:
–Commercial segment: provides commercial banking and treasury management products and services to small and middle-market businesses, specialized banking services to sophisticated commercial institutions and investors within niche industries, as well as financial services to the real estate industry.
–Consumer Related segment: offers both commercial banking services to enterprises in consumer-related sectors and consumer banking services, such as residential mortgage banking.
–Corporate & Other segment: consists of the Company's investment portfolio, Corporate borrowings and other related items, income and expense items not allocated to our other reportable segments, and inter-segment eliminations.
Key management metrics for evaluating the performance of the Company's Commercial and Consumer Related segments include loan and deposit growth, asset quality, and pre-tax income.
The Commercial segment reported an HFI loan balance of $28.7 billion at September 30, 2023, an increase of $581 million during the quarter, and a decrease of $3.3 billion during the last twelve months. The Commercial segment did not have any loans held for sale at September 30, 2023, a decrease of $1.0 billion during the quarter. Deposits for the Commercial segment totaled $22.6 billion at September 30, 2023, an increase of $1.2 billion during the quarter, and a decrease of $7.4 billion during the last twelve months.
Pre-tax income for the Commercial segment was $196.1 million for the three months ended September 30, 2023, a decrease of $25.3 million from the three months ended June 30, 2023, and a decrease of $102.1 million from the three months ended September 30, 2022. For the nine months ended September 30, 2023, the Commercial segment reported total pre-tax income of $576.8 million, a decrease of $198.0 million compared to the nine months ended September 30, 2022.
The Consumer Related segment reported an HFI loan balance of $20.7 billion at September 30, 2023, an increase of $991 million during the quarter, and an increase of $586 million during the last twelve months. The Consumer Related segment also has loans held for sale of $1.8 billion at September 30, 2023, a decrease of $341 million during the quarter, and a decrease of $438 million during the last twelve months. Deposits for the Consumer Related segment totaled $25.1 billion, an increase of $2.7 billion during the quarter and an increase of $4.1 billion during the last twelve months.
Pre-tax income for the Consumer Related segment was $68.9 million for the three months ended September 30, 2023, an increase of $12.2 million from the three months ended June 30, 2023, and a decrease of $24.3 million from the three months ended September 30, 2022. Pre-tax income for the Consumer Related segment for the nine months ended September 30, 2023 totaled $182.4 million, a decrease of $197.9 million compared to the nine months ended September 30, 2022.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its third quarter 2023 financial results at 12:00 p.m. ET on Friday, October 20, 2023. Participants may access the call by dialing 1-833-470-1428 and using access code 448677 or via live audio webcast using the website link https://events.q4inc.com/attendee/123936476. The webcast is also available via the Company’s website at www.westernalliancebancorporation.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 3:00 p.m. ET October 20th through 11:00 p.m. ET November 20th by dialing 1-866-813-9403, using access code 831794.

Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.

Use of Non-GAAP Financial Information
This press release contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, future economic performance and dividends. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the Company's subsequent Quarterly Reports on Form 10-Q, each as filed with the Securities and Exchange Commission; adverse developments in the financial services industry generally such as the bank failures earlier in 2023 and any related impact on depositor behavior; risks related to the sufficiency of liquidity; the potential adverse effects of unusual and infrequently occurring events such as the COVID-19 pandemic and any governmental or societal responses thereto; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; the impact on financial markets from geopolitical conflicts such as the wars in Ukraine and the Middle East; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.

About Western Alliance Bancorporation
With more than $70 billion in assets, Western Alliance Bancorporation (NYSE:WAL) is one of the country’s top-performing banking companies. Through its primary subsidiary, Western Alliance Bank, Member FDIC, business clients benefit from a full spectrum of tailored banking solutions and outstanding service delivered by industry experts who put customers first. Influential sources from Forbes to American Banker again rank Western Alliance Bank among the top U.S. banks in 2023. Serving clients across the country wherever business happens, Western Alliance Bank operates individual, full-service banking and financial brands with offices in key markets nationwide. For more information, visit westernalliancebank.com.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
				As of September 30,
				2023	2022	Change %
				(in millions)
Total assets				$70,891	$69,165	2.5%
Loans held for sale				1,766	2,204	(19.9)
HFI loans, net of deferred fees				49,447	52,201	(5.3)
Investment securities				11,423	8,603	32.8
Total deposits				54,287	55,589	(2.3)
Borrowings				8,745	6,319	38.4
Qualifying debt				890	889	0.1
Stockholders' equity				5,746	5,021	14.4
Tangible common equity, net of tax (1)				4,781	4,047	18.1
Common equity Tier 1 capital				5,540	4,771	16.1

Selected Income Statement Data:
	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2023	2022	Change %	2023	2022	Change %
	(in millions, except per share data)			(in millions, except per share data)
Interest income	$1,026.6	$739.4	38.8%	$2,996.3	$1,803.5	66.1%
Interest expense	439.6	137.3	NM	1,249.1	226.9	NM
Net interest income	587.0	602.1	(2.5)	1,747.2	1,576.6	10.8
Provision for credit losses	12.1	28.5	(57.5)	53.3	65.0	(18.0)
Net interest income after provision for credit losses	574.9	573.6	0.2	1,693.9	1,511.6	12.1
Non-interest income	129.2	61.8	NM	190.2	263.1	(27.7)
Non-interest expense	426.2	305.8	39.4	1,161.5	823.3	41.1
Income before income taxes	277.9	329.6	(15.7)	722.6	951.4	(24.0)
Income tax expense	61.3	65.6	(6.6)	148.1	187.1	(20.8)
Net income	216.6	264.0	(18.0)	574.5	764.3	(24.8)
Dividends on preferred stock	3.2	3.2	—	9.6	9.6	—
Net income available to common stockholders	$213.4	$260.8	(18.2)	$564.9	$754.7	(25.1)
Diluted earnings per common share	$1.97	$2.42	(18.6)	$5.21	$7.03	(25.9)

(1)    See Reconciliation of Non-GAAP Financial Measures.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Common Share Data:
	At or For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2023	2022	Change %	2023	2022	Change %
Diluted earnings per common share	$1.97	$2.42	(18.6)%	$5.21	$7.03	(25.9)%
Book value per common share	49.78	43.39	14.7
Tangible book value per common share, net of tax (1)	43.66	37.16	17.5
Average common shares outstanding (in millions):
Basic	108.3	107.5	0.8	108.3	107.0	1.2
Diluted	108.5	107.9	0.5	108.4	107.4	0.9
Common shares outstanding	109.5	108.9	0.5

Selected Performance Ratios:
Return on average assets (2)	1.24%	1.53%	(19.0)%	1.09%	1.60%	(31.9)%
Return on average tangible common equity (1, 2)	17.3	24.9	(30.5)	16.0	24.8	(35.5)
Net interest margin (2)	3.67	3.78	(2.9)	3.62	3.56	1.7
Efficiency ratio, adjusted for deposit costs (1)	50.0	40.5	23.5	51.6	41.5	24.3
HFI loan to deposit ratio	91.1	93.9	(3.0)

Asset Quality Ratios:
Net charge-offs to average loans outstanding (2)	0.07%	(0.02)%	NM	0.06%	0.00%	NM
Nonaccrual loans to funded HFI loans	0.48	0.17	NM
Nonaccrual loans and repossessed assets to total assets	0.35	0.15	NM
Allowance for loan losses to funded HFI loans	0.66	0.58	13.8
Allowance for loan losses to nonaccrual HFI loans	138	338	(59.1)

Capital Ratios:
	Sep 30, 2023	Jun 30, 2023	Sep 30, 2022
Tangible common equity (1)	6.8%	7.0%	5.9%
Common Equity Tier 1 (3)	10.6	10.1	8.7
Tier 1 Leverage ratio (3)	8.5	8.1	7.5
Tier 1 Capital (3)	11.3	10.8	9.3
Total Capital (3)	13.5	13.0	11.4

(1)    See Reconciliation of Non-GAAP Financial Measures.
(2)    Annualized on an actual/actual basis for periods less than 12 months.
(3)    Capital ratios for September 30, 2023 are preliminary.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(dollars in millions, except per share data)
Interest income:
Loans	$860.8	$657.0	$2,550.7	$1,608.3
Investment securities	122.8	75.9	331.3	183.2
Other	43.0	6.5	114.3	12.0
Total interest income	1,026.6	739.4	2,996.3	1,803.5
Interest expense:
Deposits	316.2	77.6	798.9	118.8
Qualifying debt	9.5	8.9	28.3	25.9
Borrowings	113.9	50.8	421.9	82.2
Total interest expense	439.6	137.3	1,249.1	226.9
Net interest income	587.0	602.1	1,747.2	1,576.6
Provision for credit losses	12.1	28.5	53.3	65.0
Net interest income after provision for credit losses	574.9	573.6	1,693.9	1,511.6
Non-interest income:
Net gain on loan origination and sale activities	52.0	14.5	145.7	78.6
Net loan servicing revenue	27.2	23.0	93.2	109.5
Service charges and fees	23.3	6.5	53.6	21.1
Commercial banking related income	5.6	5.1	17.8	16.0
Income from equity investments	0.5	4.3	2.6	13.6
(Loss) gain on recovery from credit guarantees	(4.0)	0.4	0.5	11.7
Gain (loss) on sales of investment securities	0.1	—	(26.0)	6.7
Fair value gain (loss) adjustments, net	17.8	(2.8)	(117.3)	(19.4)
Other	6.7	10.8	20.1	25.3
Total non-interest income	129.2	61.8	190.2	263.1
Non-interest expenses:
Salaries and employee benefits	137.2	136.5	431.7	413.8
Deposit costs	127.8	56.2	305.7	83.6
Data processing	33.9	21.8	88.9	59.1
Insurance	33.1	8.1	81.8	22.2
Legal, professional, and directors' fees	28.3	24.8	77.8	73.9
Occupancy	16.8	13.9	48.7	39.7
Loan servicing expenses	11.9	15.2	44.1	40.7
Loan acquisition and origination expenses	5.6	5.8	15.6	18.7
Business development and marketing	4.9	5.0	15.1	14.8
Net loss (gain) on sales and valuations of repossessed and other assets	2.2	(0.2)	2.7	(0.4)
Gain on extinguishment of debt	—	—	(13.4)	—
Other	24.5	18.7	62.8	57.2
Total non-interest expense	426.2	305.8	1,161.5	823.3
Income before income taxes	277.9	329.6	722.6	951.4
Income tax expense	61.3	65.6	148.1	187.1
Net income	216.6	264.0	574.5	764.3
Dividends on preferred stock	3.2	3.2	9.6	9.6
Net income available to common stockholders	$213.4	$260.8	$564.9	$754.7

Earnings per common share:
Diluted shares	108.5	107.9	108.4	107.4
Diluted earnings per share	$1.97	$2.42	$5.21	$7.03

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
	(in millions, except per share data)
Interest income:
Loans	$860.8	$857.2	$832.7	$785.1	$657.0
Investment securities	122.8	112.4	96.1	89.4	75.9
Other	43.0	31.2	40.1	13.8	6.5
Total interest income	1,026.6	1,000.8	968.9	888.3	739.4
Interest expense:
Deposits	316.2	251.1	231.6	157.6	77.6
Qualifying debt	9.5	9.5	9.3	9.1	8.9
Borrowings	113.9	189.9	118.1	81.9	50.8
Total interest expense	439.6	450.5	359.0	248.6	137.3
Net interest income	587.0	550.3	609.9	639.7	602.1
Provision for credit losses	12.1	21.8	19.4	3.1	28.5
Net interest income after provision for credit losses	574.9	528.5	590.5	636.6	573.6
Non-interest income:
Net gain on loan origination and sale activities	52.0	62.3	31.4	25.4	14.5
Net loan servicing revenue	27.2	24.1	41.9	21.4	23.0
Service charges and fees	23.3	20.8	9.5	5.9	6.5
Commercial banking related income	5.6	6.0	6.2	5.5	5.1
Income from equity investments	0.5	0.7	1.4	4.2	4.3
(Loss) gain on recovery from credit guarantees	(4.0)	1.2	3.3	3.0	0.4
Gain (loss) on sales of investment securities	0.1	(13.6)	(12.5)	0.1	—
Fair value gain (loss) adjustments, net	17.8	12.7	(147.8)	(9.2)	(2.8)
Other	6.7	4.8	8.6	5.2	10.8
Total non-interest income	129.2	119.0	(58.0)	61.5	61.8
Non-interest expenses:
Salaries and employee benefits	137.2	145.6	148.9	125.7	136.5
Deposit costs	127.8	91.0	86.9	82.2	56.2
Data processing	33.9	28.6	26.4	23.9	21.8
Insurance	33.1	33.0	15.7	8.9	8.1
Legal, professional, and directors' fees	28.3	26.4	23.1	26.0	24.8
Occupancy	16.8	15.4	16.5	15.8	13.9
Loan servicing expenses	11.9	18.4	13.8	14.8	15.2
Loan acquisition and origination expenses	5.6	5.6	4.4	4.4	5.8
Business development and marketing	4.9	5.0	5.2	7.3	5.0
Net loss (gain) on sales and valuations of repossessed and other assets	2.2	0.5	0.0	(0.3)	(0.2)
Gain on extinguishment of debt	—	(0.7)	(12.7)	—	—
Other	24.5	18.6	19.7	24.7	18.7
Total non-interest expense	426.2	387.4	347.9	333.4	305.8
Income before income taxes	277.9	260.1	184.6	364.7	329.6
Income tax expense	61.3	44.4	42.4	71.7	65.6
Net income	216.6	215.7	142.2	293.0	264.0
Dividends on preferred stock	3.2	3.2	3.2	3.2	3.2
Net income available to common stockholders	$213.4	$212.5	$139.0	$289.8	$260.8

Earnings per common share:
Diluted shares	108.5	108.3	108.3	108.4	107.9
Diluted earnings per share	$1.97	$1.96	$1.28	$2.67	$2.42

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
	(in millions)
Assets:
Cash and due from banks	$3,497	$2,153	$3,639	$1,043	$1,610
Investment securities	11,423	10,374	9,493	8,760	8,603
Loans held for sale	1,766	3,156	7,022	1,184	2,204
Loans held for investment:
Commercial and industrial	18,344	16,657	15,503	20,710	22,318
Commercial real estate - non-owner occupied	9,810	9,913	9,617	9,319	8,668
Commercial real estate - owner occupied	1,771	1,805	1,809	1,818	1,848
Construction and land development	4,669	4,428	4,407	4,013	3,621
Residential real estate	14,779	15,000	15,024	15,928	15,674
Consumer	74	72	75	74	72
Loans HFI, net of deferred fees	49,447	47,875	46,435	51,862	52,201
Allowance for loan losses	(327)	(321)	(305)	(310)	(304)
Loans HFI, net of deferred fees and allowance	49,120	47,554	46,130	51,552	51,897
Mortgage servicing rights	1,233	1,007	910	1,148	1,044
Premises and equipment, net	327	315	293	276	237
Operating lease right-of-use asset	150	151	156	163	131
Other assets acquired through foreclosure, net	8	11	11	11	11
Bank owned life insurance	184	184	183	182	181
Goodwill and other intangibles, net	672	674	677	680	682
Other assets	2,511	2,581	2,533	2,735	2,565
Total assets	$70,891	$68,160	$71,047	$67,734	$69,165
Liabilities and Stockholders' Equity:
Liabilities:
Deposits
Non-interest bearing demand deposits	$17,991	$16,733	$16,465	$19,691	$24,926
Interest bearing:
Demand	12,843	12,646	10,719	9,507	8,350
Savings and money market	14,672	13,085	13,845	19,397	19,202
Certificates of deposit	8,781	8,577	6,558	5,049	3,111
Total deposits	54,287	51,041	47,587	53,644	55,589
Borrowings	8,745	9,567	15,853	6,299	6,319
Qualifying debt	890	888	895	893	889
Operating lease liability	180	179	184	185	149
Accrued interest payable and other liabilities	1,043	800	1,007	1,357	1,198
Total liabilities	65,145	62,475	65,526	62,378	64,144
Stockholders' Equity:
Preferred stock	295	295	295	295	295
Common stock and additional paid-in capital	2,073	2,064	2,054	2,058	2,049
Retained earnings	4,111	3,937	3,764	3,664	3,413
Accumulated other comprehensive loss	(733)	(611)	(592)	(661)	(736)
Total stockholders' equity	5,746	5,685	5,521	5,356	5,021
Total liabilities and stockholders' equity	$70,891	$68,160	$71,047	$67,734	$69,165

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses on Loans
Unaudited
	Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
	(in millions)
Allowance for loan losses
Balance, beginning of period	$321.1	$304.7	$309.7	$304.1	$273.2
Provision for credit losses (1)	14.3	23.8	1.0	7.4	29.0
Recoveries of loans previously charged-off:
Commercial and industrial	0.4	0.7	3.2	0.3	3.8
Commercial real estate - non-owner occupied	—	—	—	—	0.1
Commercial real estate - owner occupied	—	—	—	0.1	—
Construction and land development	—	—	—	—	0.1
Residential real estate	0.1	—	—	—	—
Consumer	—	0.1	—	—	—
Total recoveries	0.5	0.8	3.2	0.4	4.0
Loans charged-off:
Commercial and industrial	5.5	6.0	9.1	1.1	2.1
Commercial real estate - non-owner occupied	3.0	2.2	—	—	—
Commercial real estate - owner occupied	—	—	—	0.5	—
Construction and land development	—	—	—	0.6	—
Residential real estate	—	—	—	—	—
Consumer	—	—	0.1	—	—
Total loans charged-off	8.5	8.2	9.2	2.2	2.1
Net loan charge-offs (recoveries)	8.0	7.4	6.0	1.8	(1.9)
Balance, end of period	$327.4	$321.1	$304.7	$309.7	$304.1

Allowance for unfunded loan commitments
Balance, beginning of period	$41.1	$44.8	$47.0	$52.1	$53.8
Recovery of credit losses (1)	(3.2)	(3.7)	(2.2)	(5.1)	(1.7)
Balance, end of period (2)	$37.9	$41.1	$44.8	$47.0	$52.1

Components of the allowance for credit losses on loans
Allowance for loan losses	$327.4	$321.1	$304.7	$309.7	$304.1
Allowance for unfunded loan commitments	37.9	41.1	44.8	47.0	52.1
Total allowance for credit losses on loans	$365.3	$362.2	$349.5	$356.7	$356.2

Net charge-offs (recoveries) to average loans - annualized	0.07%	0.06%	0.05%	0.01%	(0.02)%

Allowance ratios
Allowance for loan losses to funded HFI loans (3)	0.66%	0.67%	0.66%	0.60%	0.58%
Allowance for credit losses to funded HFI loans (3)	0.74	0.76	0.75	0.69	0.68
Allowance for loan losses to nonaccrual HFI loans	138	125	285	364	338
Allowance for credit losses to nonaccrual HFI loans	154	141	327	420	396
(1)    The above tables reflect the provision for credit losses on funded and unfunded loans. There was a $0.3 million provision for credit losses on AFS investment securities and a $0.7 million provision release on HTM investment securities for the three months ended September 30, 2023. The allowance for credit losses on AFS and HTM investment securities totaled $4.7 million and $6.7 million, respectively, as of September 30, 2023.
(2)    The allowance for unfunded loan commitments is included as part of accrued interest payable and other liabilities on the balance sheet.
(3)    Ratio includes an allowance for credit losses of $17.4 million as of September 30, 2023 related to a pool of loans covered under three separate credit linked note transactions.

Western Alliance Bancorporation and Subsidiaries
Asset Quality Metrics
Unaudited
	Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
	(in millions)
Nonaccrual loans and repossessed assets
Nonaccrual loans	$237	$256	$107	$85	$90
Nonaccrual loans to funded HFI loans	0.48%	0.53%	0.23%	0.16%	0.17%
Repossessed assets	$8	$11	$11	$11	$11
Nonaccrual loans and repossessed assets to total assets	0.35%	0.39%	0.17%	0.14%	0.15%

Loans Past Due
Loans past due 90 days, still accruing (1)	$—	$—	$1	$—	$—
Loans past due 90 days, still accruing to funded HFI loans	—%	—%	—%	—%	—%
Loans past due 30 to 89 days, still accruing (2)	$189	$121	$58	$70	$56
Loans past due 30 to 89 days, still accruing to funded HFI loans	0.38%	0.25%	0.13%	0.13%	0.11%

Other credit quality metrics
Special mention loans	$668	$694	$320	$351	$312
Special mention loans to funded HFI loans	1.35%	1.45%	0.69%	0.68%	0.60%

Classified loans on accrual	$381	$324	$325	$280	$268
Classified loans on accrual to funded HFI loans	0.77%	0.68%	0.70%	0.54%	0.51%
Classified assets	$639	$604	$459	$393	$385
Classified assets to total assets	0.90%	0.89%	0.65%	0.58%	0.56%
(1)    Excludes government guaranteed residential mortgage loans of $439 million, $481 million, $494 million, $582 million, and $644 million as of each respective date in the table above.
(2)    Excludes government guaranteed residential mortgage loans of $261 million, $289 million, $281 million, $334 million, and $245 million as of each respective date in the table above.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	September 30, 2023			June 30, 2023
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)
Interest earning assets
Loans held for sale	$3,069	$47.3	6.11%	$6,343	$105.2	6.65%
Loans held for investment:
Commercial and industrial	16,855	324.3	7.70	15,712	302.3	7.78
CRE - non-owner occupied	9,950	196.1	7.83	9,754	180.7	7.44
CRE - owner occupied	1,790	26.4	5.97	1,816	25.1	5.66
Construction and land development	4,545	110.3	9.63	4,420	103.6	9.40
Residential real estate	14,914	155.0	4.12	15,006	139.0	3.72
Consumer	73	1.4	7.43	73	1.3	7.15
Total HFI loans (1), (2), (3)	48,127	813.5	6.73	46,781	752.0	6.48
Securities:
Securities - taxable	8,272	101.1	4.85	7,879	91.4	4.65
Securities - tax-exempt	2,103	21.7	5.12	2,062	21.0	5.12
Total securities (1)	10,375	122.8	4.91	9,941	112.4	4.76
Cash and other	2,911	43.0	5.87	2,584	31.2	4.84
Total interest earning assets	64,482	1,026.6	6.37	65,649	1,000.8	6.17
Non-interest earning assets
Cash and due from banks	279			259
Allowance for credit losses	(334)			(314)
Bank owned life insurance	184			183
Other assets	4,513			4,361
Total assets	$69,124			$70,138
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$12,947	$98.9	3.03%	$11,893	$80.2	2.71%
Savings and money market	13,832	106.3	3.05	13,167	87.2	2.66
Certificates of deposit	9,125	111.0	4.83	7,626	83.7	4.40
Total interest-bearing deposits	35,904	316.2	3.49	32,686	251.1	3.08
Short-term borrowings	6,260	97.2	6.16	12,195	170.4	5.60
Long-term debt	764	16.7	8.68	826	19.5	9.45
Qualifying debt	888	9.5	4.26	895	9.5	4.27
Total interest-bearing liabilities	43,816	439.6	3.98	46,602	450.5	3.88
Interest cost of funding earning assets			2.70			2.75
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	18,402			16,701
Other liabilities	1,052			1,183
Stockholders’ equity	5,854			5,652
Total liabilities and stockholders' equity	$69,124			$70,138
Net interest income and margin (4)		$587.0	3.67%		$550.3	3.42%

(1)     Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $8.9 million and $8.7 million for the three months ended September 30, 2023 and June 30, 2023, respectively.
(2)    Included in the yield computation are net loan fees of $28.0 million and $36.8 million for the three months ended September 30, 2023 and June 30, 2023, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	September 30, 2023			September 30, 2022
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)
Interest earning assets
Loans held for sale	$3,069	$47.3	6.11%	$3,993	$49.0	4.87%
Loans held for investment:
Commercial and industrial	16,855	324.3	7.70	21,551	282.1	5.25
CRE - non-owner-occupied	9,950	196.1	7.83	8,128	111.4	5.44
CRE - owner-occupied	1,790	26.4	5.97	1,839	23.3	5.12
Construction and land development	4,545	110.3	9.63	3,471	59.5	6.80
Residential real estate	14,914	155.0	4.12	15,125	130.9	3.43
Consumer	73	1.4	7.43	63	0.8	5.32
Total loans HFI (1), (2), (3)	48,127	813.5	6.73	50,177	608.0	4.84
Securities:
Securities - taxable	8,272	101.1	4.85	6,680	56.4	3.35
Securities - tax-exempt	2,103	21.7	5.12	2,047	19.5	4.73
Total securities (1)	10,375	122.8	4.91	8,727	75.9	3.66
Cash and other	2,911	43.0	5.87	1,239	6.5	2.07
Total interest earning assets	64,482	1,026.6	6.37	64,136	739.4	4.62
Non-interest earning assets
Cash and due from banks	279			242
Allowance for credit losses	(334)			(282)
Bank owned life insurance	184			180
Other assets	4,513			4,100
Total assets	$69,124			$68,376
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$12,947	$98.9	3.03%	$8,466	$24.5	1.15%
Savings and money market accounts	13,832	106.3	3.05	18,515	44.5	0.95
Certificates of deposit	9,125	111.0	4.83	2,843	8.6	1.19
Total interest-bearing deposits	35,904	316.2	3.49	29,824	77.6	1.03
Short-term borrowings	6,260	97.2	6.16	4,136	27.0	2.59
Long-term debt	764	16.7	8.68	1,228	23.8	7.69
Qualifying debt	888	9.5	4.26	891	8.9	3.94
Total interest-bearing liabilities	43,816	439.6	3.98	36,079	137.3	1.51
Interest cost of funding earning assets			2.70			0.84
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	18,402			25,865
Other liabilities	1,052			1,282
Stockholders’ equity	5,854			5,150
Total liabilities and stockholders' equity	$69,124			$68,376
Net interest income and margin (4)		$587.0	3.67%		$602.1	3.78%

(1)    Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $8.9 million and $8.5 million for the three months ended September 30, 2023 and 2022, respectively.
(2)    Included in the yield computation are net loan fees of $28.0 million and $31.9 million for the three months ended September 30, 2023 and 2022, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Nine Months Ended
	September 30, 2023			September 30, 2022
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)
Interest earning assets
Loans HFS	$3,858	$183.8	6.37%	$4,939	$142.5	3.86%
Loans HFI:
Commercial and industrial	17,669	994.7	7.59	19,553	653.5	4.53
CRE - non-owner occupied	9,743	546.2	7.50	7,328	267.6	4.89
CRE - owner occupied	1,805	76.2	5.76	1,844	68.8	5.08
Construction and land development	4,399	307.1	9.34	3,301	148.9	6.03
Residential real estate	15,250	438.8	3.85	13,087	325.0	3.32
Consumer	73	3.9	7.14	58	2.0	4.57
Total loans HFI (1), (2), (3)	48,939	2,366.9	6.49	45,171	1,465.8	4.37
Securities:
Securities - taxable	7,609	267.7	4.70	6,300	127.5	2.71
Securities - tax-exempt	2,094	63.6	5.08	2,067	55.7	4.51
Total securities (1)	9,703	331.3	4.79	8,367	183.2	3.14
Other	2,941	114.3	5.20	1,646	12.0	0.97
Total interest earning assets	65,441	2,996.3	6.18	60,123	1,803.5	4.06
Non-interest earning assets
Cash and due from banks	268			250
Allowance for credit losses	(321)			(270)
Bank owned life insurance	183			180
Other assets	4,600			3,724
Total assets	$70,171			$64,007
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$11,800	$247.4	2.80%	$8,188	$35.2	0.57%
Savings and money market accounts	15,006	308.9	2.75	18,474	70.6	0.51
Certificates of deposit	7,437	242.6	4.36	2,271	13.0	0.76
Total interest-bearing deposits	34,243	798.9	3.12	28,933	118.8	0.55
Short-term borrowings	8,578	355.2	5.54	2,745	37.4	1.82
Long-term debt	953	66.7	9.36	930	44.8	6.45
Qualifying debt	892	28.3	4.24	893	25.9	3.87
Total interest-bearing liabilities	44,666	1,249.1	3.74	33,501	226.9	0.91
Interest cost of funding earning assets			2.56			0.50
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	18,534			24,269
Other liabilities	1,272			1,183
Stockholders’ equity	5,699			5,054
Total liabilities and stockholders' equity	$70,171			$64,007
Net interest income and margin (4)		$1,747.2	3.62%		$1,576.6	3.56%

(1)    Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $26.4 million and $24.7 million for the nine ended September 30, 2023 and 2022, respectively.
(2)    Included in the yield computation are net loan fees of $100.4 million and $97.4 million for the nine ended September 30, 2023 and 2022, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:
	Consolidated Company	Commercial	Consumer Related	Corporate & Other
At September 30, 2023:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$14,920	$11	$125	$14,784
Loans HFS	1,766	—	1,766	—
Loans HFI, net of deferred fees and costs	49,447	28,720	20,727	—
Less: allowance for credit losses	(327)	(277)	(50)	—
Net loans HFI	49,120	28,443	20,677	—
Other assets acquired through foreclosure, net	8	8	—	—
Goodwill and other intangible assets, net	672	292	380	—
Other assets	4,405	409	1,902	2,094
Total assets	$70,891	$29,163	$24,850	$16,878
Liabilities:
Deposits	$54,287	$22,643	$25,094	$6,550
Borrowings and qualifying debt	9,635	9	2,164	7,462
Other liabilities	1,223	136	264	823
Total liabilities	65,145	22,788	27,522	14,835
Allocated equity:	5,746	2,672	1,805	1,269
Total liabilities and stockholders' equity	$70,891	$25,460	$29,327	$16,104
Excess funds provided (used)	—	(3,703)	4,477	(774)

No. of offices	56	46	8	2
No. of full-time equivalent employees	3,272	589	731	1,952

Income Statement:

Three Months Ended September 30, 2023:	(in millions)
Net interest income	$587.0	$331.5	$243.8	$11.7
Provision for (recovery of) credit losses	12.1	14.1	(3.0)	1.0
Net interest income after provision for credit losses	574.9	317.4	246.8	10.7
Non-interest income	129.2	25.9	89.4	13.9
Non-interest expense	426.2	147.2	267.3	11.7
Income before income taxes	277.9	196.1	68.9	12.9
Income tax expense (benefit)	61.3	64.9	28.8	(32.4)
Net income	$216.6	$131.2	$40.1	$45.3

Nine Months Ended September 30, 2023:	(in millions)
Net interest income	$1,747.2	$1,077.5	$647.8	$21.9
Provision for credit losses	53.3	29.7	0.4	23.2
Net interest income (expense) after provision for credit losses	1,693.9	1,047.8	647.4	(1.3)
Non-interest income	190.2	(40.1)	226.6	3.7
Non-interest expense	1,161.5	430.9	691.6	39.0
Income (loss) before provision for income taxes	722.6	576.8	182.4	(36.6)
Income tax expense (benefit)	148.1	125.1	39.4	(16.4)
Net income (loss)	$574.5	$451.7	$143.0	$(20.2)

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:
	Consolidated Company	Commercial	Consumer Related	Corporate & Other
At December 31, 2022:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$9,803	$12	$—	$9,791
Loans held for sale	1,184	—	1,184	—
Loans, net of deferred fees and costs	51,862	31,414	20,448	—
Less: allowance for credit losses	(310)	(262)	(48)	—
Total loans	51,552	31,152	20,400	—
Other assets acquired through foreclosure, net	11	11	—	—
Goodwill and other intangible assets, net	680	293	387	—
Other assets	4,504	435	2,180	1,889
Total assets	$67,734	$31,903	$24,151	$11,680
Liabilities:
Deposits	$53,644	$29,494	$18,492	$5,658
Borrowings and qualifying debt	7,192	27	340	6,825
Other liabilities	1,542	83	656	803
Total liabilities	62,378	29,604	19,488	13,286
Allocated equity:	5,356	2,684	1,691	981
Total liabilities and stockholders' equity	$67,734	$32,288	$21,179	$14,267
Excess funds provided (used)	—	385	(2,972)	2,587

No. of offices	56	46	8	2
No. of full-time equivalent employees	3,365	671	785	1,909

Income Statement:

Three Months Ended September 30, 2022:	(in millions)
Net interest income	$602.1	$413.0	$235.0	$(45.9)
Provision for credit losses	28.5	19.9	7.6	1.0
Net interest income (expense) after provision for credit losses	573.6	393.1	227.4	(46.9)
Non-interest income	61.8	16.1	44.2	1.5
Non-interest expense	305.8	111.0	178.4	16.4
Income (loss) before income taxes	329.6	298.2	93.2	(61.8)
Income tax expense (benefit)	65.6	71.0	22.3	(27.7)
Net income (loss)	$264.0	$227.2	$70.9	$(34.1)

Nine Months Ended September 30, 2022:	(in millions)
Net interest income	$1,576.6	$1,118.3	$637.7	$(179.4)
Provision for (recovery of) credit losses	65.0	53.1	12.9	(1.0)
Net interest income (expense) after provision for credit losses	1,511.6	1,065.2	624.8	(178.4)
Non-interest income	263.1	51.0	198.0	14.1
Non-interest expense	823.3	341.4	442.5	39.4
Income (loss) before income taxes	951.4	774.8	380.3	(203.7)
Income tax expense (benefit)	187.1	184.4	90.8	(88.1)
Net income (loss)	$764.3	$590.4	$289.5	$(115.6)

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Pre-Provision Net Revenue by Quarter:
	Three Months Ended
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
	(in millions)
Net interest income	$587.0	$550.3	$609.9	$639.7	$602.1
Total non-interest income	129.2	119.0	(58.0)	61.5	61.8
Net revenue	$716.2	$669.3	$551.9	$701.2	$663.9
Total non-interest expense	426.2	387.4	347.9	333.4	305.8
Pre-provision net revenue (1)	$290.0	$281.9	$204.0	$367.8	$358.1
Less:
Provision for credit losses	12.1	21.8	19.4	3.1	28.5
Income tax expense	61.3	44.4	42.4	71.7	65.6
Net income	$216.6	$215.7	$142.2	$293.0	$264.0

Pre-Provision Net Revenue, Adjusted
Three Months Ended 3/31/2023:	(in millions)
Pre-provision net revenue (1)	$204.0
Adjusted for:
Loss on sales of investment securities	12.5
Fair value loss adjustments, net	147.8
Gain on extinguishment of debt	(12.7)
Pre-provision net revenue, Adjusted (1)	$351.6
Less:
Provision for credit losses	19.4
Income tax expense	42.4
Loss on sales of investment securities	12.5
Fair value loss adjustments, net	147.8
Plus: Gain on extinguishment of debt	12.7
Net income	$142.2

	Three Months Ended
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Efficiency Ratio (Tax Equivalent Basis) by Quarter:	(dollars in millions)
Total non-interest expense	$426.2	$387.4	$347.9	$333.4	$305.8
Less: Deposit costs	127.8	91.0	86.9	82.2	56.2
Total non-interest expense, excluding deposit costs	298.4	296.4	261.0	251.2	249.6
Divided by:
Total net interest income	587.0	550.3	609.9	639.7	602.1
Plus:
Tax equivalent interest adjustment	8.9	8.7	8.8	9.0	8.5
Total non-interest income	129.2	119.0	(58.0)	61.5	61.8
Less: Deposit costs	127.8	91.0	86.9	82.2	56.2
	$597.3	$587.0	$473.8	$628.0	$616.2
Efficiency ratio (2)	58.8%	57.1%	62.0%	46.9%	45.5%
Efficiency ratio, adjusted for deposit costs (2)	50.0%	50.5%	55.1%	40.0%	40.5%

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Earnings per Share, Adjusted:
Three Months Ended 3/31/2023:	(in millions)
Net income available to common stockholders	$139.0
Adjusted for:
Loss on sales of investment securities	12.5
Fair value loss adjustments, net	147.8
Gain on extinguishment of debt	(12.7)
Tax effect of adjustments	(37.9)
Net income available to common stockholders, adjusted	$248.7
Diluted shares	108.3
Diluted earnings per share, adjusted (1)	$2.30

Tangible Common Equity:
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
	(dollars and shares in millions)
Total stockholders' equity	$5,746	$5,685	$5,521	$5,356	$5,021
Less:
Goodwill and intangible assets	672	674	677	680	682
Preferred stock	295	295	295	295	295
Total tangible common equity	4,779	4,716	4,549	4,381	4,044
Plus: deferred tax - attributed to intangible assets	2	2	2	2	3
Total tangible common equity, net of tax	$4,781	$4,718	$4,551	$4,383	$4,047
Total assets	$70,891	$68,160	$71,047	$67,734	$69,165
Less: goodwill and intangible assets, net	672	674	677	680	682
Tangible assets	70,219	67,486	70,370	67,054	68,483
Plus: deferred tax - attributed to intangible assets	2	2	2	2	3
Total tangible assets, net of tax	$70,221	$67,488	$70,372	$67,056	$68,486
Tangible common equity ratio (3)	6.8%	7.0%	6.5%	6.5%	5.9%
Common shares outstanding	109.5	109.5	109.5	108.9	108.9
Tangible book value per share, net of tax (3)	$43.66	$43.09	$41.56	$40.25	$37.16

Non-GAAP Financial Measures Footnotes

(1)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(2)	We believe this non-GAAP ratio provides a useful metric to measure the efficiency of the Company.
(3)	We believe this non-GAAP metric provides an important metric with which to analyze and evaluate the financial condition and capital strength of the Company.
CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476